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EXHIBIT (10)(x)(b)

              ACCOUNTS RECEIVABLE FINANCING MODIFICATION AGREEMENT

      This Accounts Receivable Financing Modification Agreement is entered into as of November 7, 2002, by and between Syntellect Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Accounts Receivable Financing Agreement, dated May 14, 2002 by and between Borrower and Bank, as may be amended from time to time (the "Accounts Receivable Financing Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Accounts Receivable Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Accounts Receivable Financing Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the "Existing Documents."

2.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modification(s) to Accounts Receivable Financing Agreement:

            1. Pursuant to Section 3.5 entitled "Collateral Handling Fee", the Collateral Handling Fee shall continue to be 0.75%. The Collateral Handling Fee shall revert to 0.25% upon the later of either (a) February 1, 2003 or (b) one month following the quarter ending in which Borrower is in compliance with Section 6.2(L) and no other Event of Default has occurred and is continuing.

            2. Item "(L)" under Section 6.2 entitled "Affirmative Covenants" is hereby amended in part to require Borrower's consolidated earnings before interest expense, income taxes, depreciation, amortization of intangible assets and other non-cash charges made to Borrowers' income to not be less than $1 for the fiscal quarter ended September 30, 2002.

      B.    Waiver of Financial Covenant Default:

            1. Bank hereby waives Borrower's existing default under the Accounts Receivable Financing Agreement by virtue of Borrower's failure to comply with the financial covenant stated in Item "(L)" under Section 6.2 entitled "Affirmative Covenants" as of fiscal quarter ended June 30, 2002. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the quarter ended September 1, 2002, Borrower shall be in compliance with this covenant, as amended herein.

                  Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.


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5.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Accounts Receivable Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Accounts Receivable Financing Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness.
Nothing in this Accounts Receivable Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Accounts Receivable Financing Modification Agreement. The terms of this paragraph apply not only to this Accounts Receivable Financing Modification Agreement, but also to any subsequent Accounts Receivable Financing modification agreements.

6. COUNTERSIGNATURE. This Accounts Receivable Financing Modification Agreement shall become effective only when executed by Borrower and Bank.

This Accounts Receivable Financing Modification Agreement is executed as of the date first written above.



BORROWER:                                       BANK:

SYNTELLECT INC.                                 SILICON VALLEY BANK

By: /S/ Timothy P. Vatuone                      By: /S/ William D. Nay, Jr.
    ------------------------------------            ----------------------------
Name:   Timothy P. Vatuone                      Name:   William D. Nay, Jr.
     -----------------------------------             ---------------------------
Title:  V.P. and Chief Executive Officer        Title:  Vice President
      ----------------------------------              --------------------------


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